Exhibit 10.15

FIRST AMENDMENT TO THE
TRIMAS CORPORATION
2002 LONG TERM EQUITY INCENTIVE PLAN

Pursuant to Section 7(d) of the TriMas Corporation 2002 Long Term Equity Incentive Plan (the “2002 Equity Plan”) and resolutions adopted by the Board of Directors of TriMas Corporation (the “Corporation”) on March 1, 2007 and Stockholders of the Corporation on March 6, 2007, the 2002 Equity Plan is hereby amended as set forth below.

Effective as of the last business day immediately preceding the effective date of the Corporation’s Registration Statement under the Securities Act of 1933, as amended, Section 4(a) of the Plan is amended and restated in its entirety to read as follows:

4.             Shares Subject to the Plan.

(a)           Subject to adjustment as provided in Section 4(b) hereof, the total number of Shares reserved for issuance in connection with Awards under the Plan shall be 2,222,000.  No Award may be granted if the number of Shares to which such Award relates, when added to the number of Shares previously issued under the Plan, exceeds the number of Shares reserved under the preceding sentence.  If any Awards are forfeited, canceled, terminated, exchanged or surrendered or any such Award is settled in cash or otherwise terminates without a distribution of Shares to the Participant, any Shares counted against the number of Shares reserved and available under the Plan with respect to such Award shall, to the extent of any such forfeiture, settlement, termination, cancellation, exchange or surrender, again be available for Awards under the Plan.  Notwithstanding the foregoing, as of the last business day immediately preceding the effective date of the Company’s Registration Statement under the Securities Act of 1933, as amended, the 2,222,000 Shares that have been reserved for issuance under the Plan shall be reduced by the number of Shares that have been forfeited or otherwise are available for new Awards as of such date under the Plan, in an amount not to exceed 200,000 Shares, and such Shares shall be transferred and made available for new grants under the Corporation’s 2006 Long Term Equity Incentive Plan.

This First Amendment to the TriMas Corporation 2002 Long Term Equity Incentive Plan is hereby adopted on the 1st day of March, 2007.

TRIMAS CORPORATION

By:	/s/ Joshua A. Sherbin
Joshua A. Sherbin
Its:	Secretary and General Counsel